Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

1.the Registration Statement (Form S-3 No. 333-207255) of Novatel Wireless, Inc. (predecessor issuer to Inseego Corp.);

2.the Registration Statement (Form S-1 No. 333-283913);

3.the Registration Statements (Form S-3 Nos. 333-290849, 333-239728, 333- 231350, 333-228315, and 333-221404) of Inseego Corp.; and

4.the Registration Statements (Form S-8 Nos. 333-292460, 333-283914, 333-266721, 333-263381, 333-246367, 333- 226754, 333-214965, 333-207233, 333-202648, 333-190879, 333-176489, 333-163033, 333-145482, 333-139730, and 333-53692) of Inseego Corp.,

of our report dated February 19, 2025, with respect to the consolidated financial statements of Inseego Corp. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ MARCUM LLP

Philadelphia, PA
February 19, 2026